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                                                                   EXHIBIT 17(m)

Liberty Funds Services, Inc.

A Member of Columbia Management Group

P.O. Box 55085
Boston, MA 02266-5085


PLEASE VOTE PROMPTLY

Please fold and detach card at perforation before mailing

3 EASY WAYS TO VOTE YOUR PROXY

1. Automated Touch Tone Voting: Call toll-free 1-888-221-0697 and use the control number shown below.

2. On the Internet at www.proxyweb.com and use the control number shown below.

3. Return this proxy card using the enclosed postage-paid envelope.

 CONTROL NUMBER:  **** 999 999 999 999 99 ****

FUND NAME PRINTS HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The signers of this proxy hereby appoint each of Joseph R. Palombo, Jean S. Loewenberg, Joseph T. Turo, Russell L. Kane, Vincent P. Pietropaolo and Heidi A. Hoefler proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at One Financial Center, Boston, Massachusetts, on October 18, 2002, and at any adjournments, as specified herein and in accordance with their best judgment on any other business that may properly come before this meeting, all shares held by the signors.

AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" ALL MATTERS.

Please be sure to sign and date this proxy.

DATE:__________________________________, 2002

MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE
NEW ADDRESS AT LEFT.

________________________________________

Shareholder Signature(s) Title(s), if applicable

Please sign exactly as name or names appear hereon. Joint owners should sign personally. When signing as attorney, executor,administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY 001
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Please fill in box(es) as shown using black or blue ink or number 2 pencil.
PLEASE DO NOT USE FINE POINT PENS.

Your vote is important, no matter how many shares you own. Please vote below and sign in the space provideed on the reverse side of this proxy card. Return completed proxy card in the enclosed envelope today. You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR THE PROPOSAL(S) LISTED BELOW. THIS WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER.

THE TRUSTEES RECOMMEND A VOTE FOR THE PRPOSAL:

FOR       AGAINST     ABSTAIN

Proposal to approve the Agreement and Plan of Reorganization with respect to the acquisition of the Liberty Contrarian Small Cap Fund by the Liberty Small Cap Value Fund (Item 1 of the Notice).

1. Shareholders of record at the close of business on August 2, 2002, are entitled to notice of and to vote at the meeting and any adjourned session.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY 001
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                       VOTE YOUR PROXY -- ELECTRONICALLY!

The enclosed proxy statement provides details on important issues affecting your funds. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

You can vote your proxies over the Internet or by telephone.
Both ways are easy and confidential.

A REMINDER -- if you vote by Internet or telephone, then you should NOT mail your proxy card.

INTERNET VOTING:

- Read the proxy statement and have your proxy card available.

- Go to website listed on your ballot.

- Click on the proxy link and follow the instructions provided.

TELEPHONE VOTING:

- Read the proxy statement and have your proxy card available.

- Call the toll-free number listed on your ballot when you are ready to vote.

- Enter the voter control number located in the middle of your ballot. The control number is under the section of your ballot titled, 3 EASY WAYS TO VOTE YOUR PROXY.

- Follow the instructions provided.

Internet and telephone voting are available 24 hours a day, seven days a week.

If you have questions regarding the meeting agenda and the execution of proxies, you can speak to a representative by calling toll-free 866-619-0984.